UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 20, 2026

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
CMS Energy Corporation, Depositary Shares, each representing a 1/1,000th interest in a share of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C	CMS PRC	New York Stock Exchange
Consumers Energy Company Cumulative Preferred Stock, $100 par value: $4.50 Series	CMS-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐        Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  CMS Energy Corporation ☐  Consumers Energy Company ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 20, 2026, Diane Leopold and Richard P. Keyes have been elected to the Boards of Directors (“Boards”) of CMS Energy Corporation (“CMS Energy”) and its principal subsidiary, Consumers Energy Company (“Consumers Energy”). Leopold has been appointed to serve on the Compensation and Human Resources Committee and the Finance Committee and Keyes has been appointed to serve on the Audit Committee and Governance, Sustainability and Public Responsibility Committee of the Boards.

Prior to their elections, and pursuant to CMS Energy’s and Consumers Energy’s Amended and Restated Bylaws, each of the Boards increased its authorized membership from nine to eleven members.

Leopold retired in 2025 as the executive vice president and chief operating officer of Dominion Energy, Inc. (“Dominion”), a regulated public electric utility. Leopold joined Dominion in 1995 and served in a wide variety of positions of increasing responsibility until being named executive vice president and co-chief operating officer in 2019, a position she held until her appointment as executive vice president and chief operating officer in 2020.

Keyes is the president and chief executive officer of Meijer, Inc. (“Meijer”), a private regional supercenter. Keyes first joined Meijer in 1989 and has held roles of increasing responsibility across the business, including Pharmacy, Retail Operations, and Supply Chain & Manufacturing. He was elected as president in 2015, a position he held until 2017, when he was elected to his current position. He is also an executive director of the Meijer board.

Leopold and Keyes have no prior relationships with CMS Energy or Consumers Energy and there are no arrangements or understandings between them and CMS Energy or Consumers Energy pursuant to which they were elected as directors.

In connection with their election to the Boards, Leopold and Keyes will enter into Director Indemnification Agreements with CMS Energy and Consumers Energy, effective February 20, 2026. In connection with their election to the CMS Energy Board, on February 20, 2026, they will each receive a restricted stock grant, in a pro-rata amount of the annual restricted stock grant provided to non-employee directors in accordance with the CMS Energy Performance Incentive Stock Plan, which description is incorporated herein by reference. Going forward, they will be compensated as described in the proxy statement for CMS Energy’s Annual Meeting of Shareholders held on May 2, 2025, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

99.1	CMS Energy News Release dated February 20, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: February 20, 2026	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary and Chief Compliance Officer

CONSUMERS ENERGY COMPANY

Dated: February 20, 2026	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary and Chief Compliance Officer